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                                                                EXHIBIT 11

            AMERICAN EXPRESS COMPANY AND CONSOLIDATED SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                      Five Years Ended December 31, 1996

                          1996        1995        1994       1993         1992
                         ------      ------      ------     ------       ------
 1. Weighted
     average number
     of common shares
     issued and
     outstanding   477,086,219 489,692,167 497,281,258 484,754,771 476,047,601
 2. Weighted
     average number
     of shares
     In-Lieu/LOI       498,045     504,044     510,109     414,904     463,128
 3. Common shares
     assuming
     exercise of
     stock options   8,010,761   7,756,607   3,084,114   2,777,899     255,139
 4. Cap Preferred
     Shares $216.75          -           -   7,939,686  12,190,155           -
                   ----------- ----------- ----------- ----------- -----------

 5. Primary common
     shares and
     common shares
     equivalents   485,595,025 497,952,818 508,815,167 500,137,729 476,765,868
 6. Additional
     common shares
     assuming
     exercise of
     stock options
     based on
     year-end market
     price           1,966,162   1,619,795     312,691     474,233           -
 7. Common shares
     reserved for
     conversion of 9%
     Convertible
     Debentures              -           -     538,409   3,519,727           -
 8. Common shares
     reserved
     for conversion
     of 7 1/2%
     Convertible
     Debentures        118,108     126,337     142,984     195,406           -
 9. Common shares
     reserved for
     issuance of
     Convertible
     Exchangeable
     Preferred
     shares          1,809,955           -           -           -           -
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10. Preferred shares
     to Nippon - 5%
     Dividend        4,368,000   6,239,872   6,239,872           -           -
                   ----------- ----------- ----------- ----------- -----------
11. Fully diluted
     common shares
     and common
     share
     equivalents   493,857,250 505,938,822 516,049,123 504,327,095 476,765,868
                   =========== =========== =========== =========== ===========

12. Income from
     continuing
     operations
     before accounting
     changes
     ($ millions)    $   1,901   $   1,564   $   1,380   $   1,605   $     578
13. Less:
     Dividends on
      Convertible
      Exchangeable
      Preferred Shares      (5)        (16)        (16)        (16)        (16)
     Dividends on
      $216.75 CAP
      Preferred Shares       -           -           -           -         (27)
                      --------    --------    --------    --------    --------

14. Income from
     continuing operations
     before accounting
     change applicable
     to primary common
     shares and common
     share equivalents   1,896       1,548       1,364       1,589         535
15. Discontinued
     operations, net of
     income taxes            -           -          33        (127)       (149)
16. Cumulative effect
     of changes in
     accounting
     principles, net of
     income taxes            -           -           -           -          32
                     ---------    --------    --------    --------    --------


17. Net income
     applicable to
     primary common
     shares and
     common share
     equivalents         1,896       1,548       1,397       1,462         418

18. Add back:
     Interest on
      convertible
      debt, net of
      income tax
      benefit                -           -           1           4           -

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19.  Dividends on
      Convertible
      Exchangeable
      Preferred
      Shares                 5           -           -           -           -
                      --------    --------    --------    --------    --------

20. Net income
     applicable to
     fully diluted
     common shares
     and common share
     equivalents      $  1,901    $  1,548    $  1,398    $  1,466    $    418
                      ========    ========    ========    ========    ========

21. Income from
     continuing
     operations
     before accounting
     change applicable
     to fully diluted
     common shares and
     common share
     equivalents
     (20 - (15+16))   $  1,901    $  1,548    $  1,365    $  1,593    $    535
                      ========    ========    ========    ========    ========

22. Income from
     continuing
     operations
     before accounting
     changes per share:
     Primary (14/5)    $  3.90    $   3.11    $   2.68    $   3.17    $   1.12
     Fully diluted
      (20/11)          $  3.85    $   3.06    $   2.65    $   3.16    $   1.12

23. Income (loss) from
     discontinued
     operations per share:
     Primary (15/5)    $     -     $     -    $    .07    $   (.25)    $  (.31)
     Fully diluted
      (15/11)          $     -     $     -    $    .06    $   (.25)    $  (.31)

24. Cumulative effect of
     accounting changes
     per shares:
     Primary (16/5)    $     -     $     -    $      -    $      -     $   .07
     Fully diluted
      (16/11)          $     -     $     -    $      -    $      -     $   .07

25. Net income per share:
     Primary (17/5)    $  3.90     $  3.11    $   2.75     $  2.92     $   .88
     Fully diluted
      (20/11)          $  3.85     $  3.06    $   2.71     $  2.91     $   .88

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   Note: The above amounts reflect changes in accounting principles relating to income taxes and post-retirement benefits other than pensions in 1992.
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